Inventergy Global, Inc. 900 E. Hamilton Avenue Suite 180 Campbell, CA 95008 (408) 389-3510 www.inventergy.com

Executive Summary

Inventergy Global, Inc. (NASDAQ:INVT) is a Silicon Valley based intellectual property company dedicated to identifying, acquiring and licensing the patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the Company utilizes decades of corporate experience, market and technology expertise, as well as industry connections to assist Fortune 500 companies in leveraging the value of their innovations to achieve greater returns. Inventergy creates value for select corporations through the monetization of their IP assets by building on the program that proved to be very successful at Hewlett Packard. Inventergy, positioned at the convergence of expertise and execution, strives to realize appropriate returns on these investments. The Company has acquired a portfolio of more than 750 patent assets globally from some of the largest technology companies in the world including Huawei, Nokia and Panasonic. Inventergy understands the challenges of leveraging IP assets, carefully targeting opportunities and crafting tailored execution programs. Inventergy seeks to define the future of intellectual property value creation.

Company Statistics

Ticker: INVT (NASDAQ)

State of Incorporation: Delaware

Price: (7/30/14) $2.06

52 Week Range: $1.68 – $14.98

Avg. Volume (90 day): 134,333

Shares Outstanding: 23.64 M

Market Cap: $47.05 M

Information compiled from Yahoo! Finance

Components of S&P 500 market value

Recent Company Highlights

•   Acquired patent portfolio from Nokia: 16 patent families comprised of 83 patents and patent applications for IP Multimedia Subsystems (IMS)

•   Hired senior IP litigation and licensing specialist

•   Appointed Stephen B. Huang as Chief Financial Officer

•   Inventergy, Inc. completed merger with eOn Communications Corporation

Investment Catalysts

Seasoned Management & Board of Directors

Chief Executive Officer Joe Beyers, along with his team, prior to joining Inventergy, have handled billions of $ in IP and technology transactions, generating billions of $ in IP licensing revenue. The senior management consists of industry leaders recognized for their IP and entrepreneurial expertise and deal making skills. The team is a “best in class” multi-disciplinary team with a track record of proven results and is well known within the industry. Key Board Members and management have connections and relationships with key stakeholders in target license companies. Founder Joe Beyers, former IP Chief at Hewlett-Packard, grew HP’s IP income substantially over his tenure, and developed his expertise and network during 34 years at the company. Beyers is well known and highly regarded throughout the IP world for his accomplishments. He led equity investments, acquisitions and divestitures at HP worth over $2 billion. The management team and Board is made up of many former CEOs and VPs that have worked at large companies such as Microsoft, IBM, AMD, Cisco Systems, Apple and more.

Market Opportunity

Ocean Tomo reports that in 2010, 80% of the value of most companies is in their Intellectual Property. In fact, the amount of intangible asset value has increased from 17% in 1975 to 80% in 2010. The IP business is an active market that is undergoing a major transformation and provides growth opportunities. According to Navi Radjou of Forrester Research, “U.S. firms annually waste $1 trillion in underused intellectual property assets by failing to extract the full value of that property.” Many companies need a trusted partner to help them maximize the value of their R&D investments and the IP assets they produce. Inventergy’s holistic approach and collaborative business model is believed by management to have the potential to become an industry standard in IP value creation processes. Inventergy can help identify intellectual property assets within companies that may no longer be strategically important to the originating company, but critical to others. Inventergy can bring its expertise to evaluate which potential licensees to target and can help leverage the significant value contained in IP assets. Inventergy believes in the value of building long-term relationships and seeks to work with select companies to generate longer-term value. Inventergy knows that innovation is crucial to the global economy and its management brings expertise in patent licensing, technology licensing, brand licensing, and standards based licensing and patent sales & acquisitions, having executed deals in prior roles throughout the world.

Investment Approach & Objective

Inventergy’s professional corporate licensing approach combines experience, transparency, and a strong commitment to high ethical standards. Inventergy develops strong client relationships with industry leaders in key technology areas with potentially untapped IP assets, seeking to acquire high quality IP portfolios developed by professional IP organizations. Inventergy enables companies to obtain greater value for such IP assets, beyond value created directly from product or service revenue or internal IP monetization efforts.

•   Filed first patent infringement action

Management & Advisors

Joe Beyers, Chairman & CEO

A corporate leader with an inventor’s soul. Experienced in key business disciplines including IP, Law, M&A, and Technology. Former IP Chief of HP for 34 years and grew its IP income by 20x over a six-year period. Led planning & strategy, ran patent, standards, technology and brand licensing for all of HP. Inventor of the world’s 1st commercial 32-bit computer chip and started 7 software businesses in HP. Led HP’s $600M/yr Internet Business Unit and led equity investments, acquisitions and divestitures – over $2B in total value. Spun out technology from, and started 8 companies, during his tenure at HP. Founder, CEO or Chairman of four IP centric start-ups. Recognized as an industry leader in corporate IP and contributing author in two IP books.

Wayne Sobon, SVP & General Counsel

Served as VP and Chief IP Counsel for Rambus Inc., leading their global IP programs and was Associate General Counsel and Director of global IP programs for Accenture for 10 years. President of the American Intellectual Property Law Association (AIPLA) and is a frequent speaker and lecturer on IP issues. Member of the U.S. Patent Office’s Public Advisory Committee. Recipient of the Gold Medal Award from the U.S. Department of Commerce for his IP Contributions.

Jon Rortveit, SVP & IP Acquisitions and Licensing

Jon brings a wealth of expertise and experience in leveraging IP assets to turn startups into financially strong corporations. Former CEO of Tynax Inc., where he lead the global patent broker and technology trading exchange for over 6 years. He grew Tynax from a pre-revenue Silicon Valley startup into a profitable global organization.

Anna Johns, VP & IP Licensing

Former Director of Patent Licensing and commercialization at Ericson where she was responsible for all North American IP licensing activities and completed over $200M in transactions. Served as Senior Manager of patent licensing for Nokia and founded Nokia’s WLAN patent licensing program. Began career in IP as a patent litigation attorney.

Saxon Noh, VP & IP Counsel

Developed and executed global IP protection strategies while Principal Litigation attorney at Rambus.

Investor Relations Contact:

Chris Camarra
Phone: (212) 260-0579

chris@inventergy.com

Disclaimer: This fact sheet contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are valid only as of today, and we disclaim any obligation to update this information. Actual results may differ significantly from management’s expectations.

Distinctive Strategy

Inventergy seeks to build relationships based on trust, transparency, and shared opportunity. It is creative about licensing structures, able to deliver greater value for all participants. The Company engages on various levels with potential licensees, exploring legal, financial and business ramifications. Inventergy strives to make realistic, objective, long-term assessments & valuations as key ingredients in its overall strategy. In addition, it aims to obtain superior value in a reasonable timeframe with manageable levels of risk. Inventergy seeks the right balance of best total expected value, moderate assertion cost & time and risk as opposed to either low aggression or high aggression approaches to IP monetization that can have high assertion costs, long time to revenue, or potential for sub-par revenue realization.

Inventergy plans to acquire additional IP asset portfolios through strategic relationships with significant industry-leading companies, with an emphasis on technology leaders who may be either moving out of markets or may have IP assets that exceed what they need in their core businesses. Inventergy’s flexible business model emphasizes flexibility over a rigid ‘one size fits all’ approach. Inventergy’s strategy has three pillars:

-      Execution: Deploying a corporate licensing style that can yield appropriate return on investment, while avoiding the excesses of over-aggression.

-     Acquisition: Developing longer-term client relationships with a small number of large corporations; ideally resulting in better assets and improved deal structures.

-     Funding: Using both debt and equity to fund acquisitions and support operations, while using various flexible, shared risk models with IP-savvy service providers to help shorten execution time and align interests.

Patent Portfolios

Inventergy has a portfolio of more than 750 patent assets globally. It has acquired significant portfolios from Huawei, Panasonic and recently, Nokia.

-      Huawei has previously never outsourced IP-commercialization, but selected Inventergy as a strategic partner for a sizable portfolio of important IP in Telecommunications Infrastructure.

-      Acquired 500 patent assets from Panasonic generally related to 3G and 4G mobile communications and covers technology from Base Station Equipment to End User Equipment Devices and the Service Provisioning and other processes between them.

-      Recently acquired 83 patent assets from Nokia that enhance and expand the Huawei portfolio.

Growth Strategy

-      Build out and mature licensee pipeline

-      Expand and deepen patent portfolios

-      Leverage successful license agreements into future opportunities

-      Selectively utilize range of models when engaging with potential partners/licensees